Exhibit 10.11

Right of First Review Agreement for Alternative Asset Management Acquisition Corp.

___________, 2007

Alternative Asset Management Acquisition Corp.
590 Madison Avenue
35th Floor
New York, New York 10022

        Re: Initial Public Offering of Alternative Asset Management Acquisition Corp.

Ladies and Gentlemen:

        This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Alternative Asset Management Acquisition Corp., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as representative of the underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit composed of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 3 hereof.

        In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree with the Company as follows:

        1. The undersigned agree that from the effective date of the Registration Statement on Form S-1 filed by the Company in connection with the IPO (the “Registration Statement”) until the earlier of (i) the consummation of an Initial Business Combination or (ii) 24 months from the effective date of the Registration Statement, the Company shall have the right of first review (the “Right of First Review”) with respect to business combination opportunities of the undersigned and companies or other entities which the undersigned manage or control in the alternative asset management sector or a related business with an enterprise value of $155 million or more. The undersigned will first offer, and will cause such companies or other entities under their management or control to first offer (subject to any fiduciary obligations the undersigned or members of management or members of the board of directors of such companies or other entities may have), any such business combination opportunity to the Company. The undersigned will not, and will cause each company or other entity under their management or control not to, pursue such business combination opportunity unless and until the independent directors of the Company’s board of directors has determined for any reason that the Company will not pursue such opportunity.

        2. Each of the undersigned has the full right and power, without violating any agreement by which he or it is bound, to enter into this letter agreement.

        3. As used herein, (i) “Initial Business Combination” shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and Public Stockholders owning less than 30% of the IPO Shares exercise their conversion rights; (ii) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO; and (iii) “Public Stockholders” shall mean purchasers of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their

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affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market.

        4. Each of the undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

        5. This letter agreement shall be binding on the undersigned and their successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) 24 months from the effective date of the Registration Statement; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination.

        6. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

        7. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature Page Follows]

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        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

__________________________________ Mark D. Klein __________________________________ Paul D. Lapping Hanover Group US, LLC By: _______________________________ Name: Title:

ACCEPTED AND AGREED:

Alternative Asset Management Acquisition Corp.

By: _______________________________
       Michael J. Levitt. Chairman

Signature Page to Right of First Review Agreement

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